UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

On July 31, 2007, Wako Logistics Group, Inc. (“WLG” or the “Company”) signed an agreement (the “Agreement”) pursuant to which WLG acquired all of the membership interests (the “Membership Interests”) of World Commerce Services LLC (“WCS”) (the “Acquisition”) from Remo Picchietti Jr. and Mary Picchietti, the two holders of all of WCS's Membership Interests (“Sellers”). WCS is based in Schaumburg, Illinois, and has offices in New York, Atlanta, Los Angeles and San Francisco. It is a non-asset based freight forwarding company and also has a customs practice.

At closing, which occurred on July 31, 2007 (the “Closing Date”), WLG issued 4,710,014 shares of its common stock (“WLG Stock” ) as initial consideration for the purchase of the Membership Interests, of which 2,943,759 shares of WLG Stock were delivered to the Sellers and 1,766,255 shares of WLG Stock were placed in escrow to cover potential claims. WCS, under the terms of a financing agreement with certain lenders (the “Debt Holders”), was obligated to repay the balance of certain debt (the “Mezzanine Debt”) and the value of warrants (the “Warrants”) held by the Debt Holders. The total amount owed for the principal and warrants was $2,700,000 and $262,500, respectively. In completion of the Acquisition, WLG provided cash of $2,550,000 to WCS, and WCS used $412,500 of its cash to repay the Debt Holders in full. Of the funds provided by WLG, approximately $1.1 million was from WLG's working capital and the remaining amount of $1.5 million provided by WLG was by way of two loans of $750,000 each from David Koontz and Christopher Wood, the Chief Financial Officer and Chief Executive Officer, respectively of WLG. Mr. Wood and Mr. Koontz are also directors of WLG.

In addition to the 4,710,014 shares of WLG Stock delivered to the Sellers at the Closing Date, the Sellers may receive up to an additional 1,962,506 shares of WLG Stock (the “Earn-Out Shares”) if certain earnings targets are achieved by WCS within twenty-four months of the Closing Date. The Sellers also have the right to receive up to 500,000 additional shares (the “Conversion Shares”) of WLG Stock upon conversion of any of the WLG Series A convertible preferred stock, which were outstanding as of the Closing Date. If the Sellers receive the maximum Earn-Out Shares and the full number of Conversion Shares, the Sellers will have received 7,172,520 shares of WLG Stock. Payment of the Earn-Out Shares is to be made based on the trailing 12 months earnings of WCS before depreciation, amortization interest and taxes (“Rolling EBITDA”) measured as of July 31, 2008, December 31, 2008, and July 31, 2009. Earn-Out Shares will be issued to the Sellers in increments based on the Rolling EBITDA at each measurement date. From each Earn-Out payment, WLG shall withhold 25% of the WLG Stock as security for the payment of potential claims.

The Acquisition has been accounted for using the purchase method of accounting in accordance with SFAS No. 141, which requires that the purchase price be allocated to tangible and intangible assets. The excess of the purchase price over the estimated fair value of the net assets acquired was recorded as goodwill. Goodwill will be evaluated on a regular basis for impairment. The allocation of the purchase price is based on preliminary data of WCS and may change when additional information is available.

The unaudited pro forma consolidated Balance Sheet as of June 30, 2007 assumes that the Acquisition occurred on that date and gives effect to certain pro forma adjustments, which are set forth in the Notes to the unaudited pro forma financial information. The unaudited pro forma consolidated Statements of Operations for the year ended December 31, 2006, and the six months ended June 30, 2007, give effect to the Acquisition as if it had occurred on January 1, 2006. The unaudited pro forma Statements of Operations for the year ended December 31, 2006, are based on the audited historical financial statements of WLG and WCS for that period. Both WLG and WCS report their income on a fiscal year ending December 31. WLG's and WCS’s unaudited pro forma Statements of Operations for the six months ended June 30, 2007, are based on each company’s interim financial statements prepared from their management accounts maintained for this period. The pro forma financial information gives effect to the Acquisition under the purchase method of accounting as well as to the assumptions and adjustments indicated in the Notes below.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition between WLG and WCS occurred as of January 1, 2006, or during the periods presented, nor is it necessarily indicative of the future financial position or operating results. These pro forma financial statements are based on and should be read in conjunction with the audited historical financial statements and the related notes thereto of WLG in its latest reports on form 10-KSB and form 10-Q and WCS’s audited historical financial statements and the related notes thereto included in this amended form 8-K/A.

 Wako Logistics Group, Inc.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 2007
(Dollars in thousands except share data and per share amounts)

	Wako Logistics Group, Inc	World Commerce Services, LLC	Pro-forma	Unaudited
	At 6.30.07	At 6.30.07	Adjustment	Pro-forma
	US$	US$	US$	US$	Note
ASSETS
Current assets
Cash and cash equivalents	2,434	-	(1,463)	971
Restricted cash	739	-	-	739
Trade receivables, net	13,447	5,757	-	19,204
Deposits, prepayments and other current assets	890	363	-	1,253
Due from related parties	208	-	-	208
Prepaid taxes	19	-	-	19

Total current assets	17,737	6,120	(1,463)	22,394

Investment in subsidiary	-	-	7,748	-	2
	-	-	(7,748)	-	2
Deferred tax assets	282	-		282
Deferred debt expenses	-	153	(153)	-	7
Goodwill	3,888	5,253	611	9,752	6
Intangible assets	3,726	-	2,362	6,088	4
Deposits and other non-current assets	216	-	-	216
Property, plant and equipment, net	1,073	352	-	1,425

Total assets	26,922	11,878	1,357	40,157

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	574	1,320	-	1,894
Trade payables	8,226	1,450	-	9,676
Accrued charges and other creditors	3,901	654	75	4,630	2
Bank debt- maturing within one year	2,519	3,687	-	6,206
Current portion of capital lease obligations	108	-	-	108
Current portion of mezzanine debt	-	600	(600)	-	2
Due to directors	340	-	1,500	1,840
Income tax payable	268	-		268

Total current liabilities	15,936	7,711	975	24,622

Non-current liabilities
Bank debt-maturing after one year	700	-	-	700
Non-current portion of capital lease obligation	8	-	-	8
Non-current portion of mezzanine debt	-	2,100	(2,100)	-	2
Other non-current liabilities	18	312	-	330

Total non-current liabilities	726	2,412	(2,100)	1,038

Commitments and contingencies	-	-	-	-

Stockholders' equity
Convertible redeemable preferred stock	2	-	-	2
Accumulated and other comprehensive income	210	-	-	210
Common stock	25	1,250	(1,245)	30	2
Additional paid-in capital	8,047		4,705	12,752	2
Retained earnings	1,976	505	(978)	1,503
	10,260	1,755	2,482	14,497
Total stockholders' equity

Total liabilities and stockholders' equity	26,922	11,878	1,357	40,157

Wako Logistics Group, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(Dollars in thousands except share data and per share amounts)

	Wako Logistics Group, Inc	World Commerce Services, LLC
	Year ended 12.31.06 (Audited)	Year ended 12.31.06 (Audited)	Pro-forma Adjustment	Unaudited Pro-forma
	US$	US$	US$	US$	Note
Revenues:
Freight	58,196	35,509	-	93,705
Agency services	2,787	9,094	-	11,881
Other services	39,324	35,831	-	75,155
Total revenues	100,307	80,434	-	180,741

Operating expenses
Cost of forwarding	(84,579)	(73,360)	-	(157,939)
Selling and administrative expenses	(13,778)	(6,010)	(107)	(19,895)	5
Depreciation and amortization	(719)	(226)	(218)	(1,163)	5

Total operating expenses	(99,076)	(79,596)	(325)	(178,997)

Income from operations	1,231	838	(325)	1,744

Other income /(expenses)
Interest income	46	-	-	46
Interest expense	(392)	(731)	200	(923)	5
Other income, net	169	-	-	169
	(177)	(731)	200	(708)

Income before income taxes	1,054	107	(125)	1,036

Provision for income taxes	(501)	(13)	-	(514)	8

Net income	553	94	(125)	522

Dividend on preferred shares	(90)	-	-	(90)

Income applicable to common stock	463	94	(125)	432

Net income per share, basic and diluted	0.02			0.01	9

Weighted average number of shares outstanding
Basic	25,390,080		4,710,014	30,100,094	2

Diluted	25,421,163		4,710,014	30,131,177	2

Wako Logistics Group, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2007
(Dollars in thousands except share data and per share amounts)

	Wako Logistics Group, Inc	World Commerce Services, LLC
	6 months ended 6.30.07	6 months ended 6.30.07	Pro-forma Adjustment	Unaudited Pro-forma
	US$	US$	US$	US$	Note
Revenues:
Freight	34,036	20,087	368	54,491	5
Agency services	2,157	6,974	-	9,131
Other services	24,998	9,573	-	34,571
Total revenues	61,191	36,634	368	98,193

Operating expenses
Cost of forwarding	(51,418)	(33,968)	-	(85,386)
Selling and administrative expenses	(8,606)	(2,758)	(65)	(11,429)	5
Depreciation and amortization	(487)	(104)	(110)	(701)	5

Total operating expenses	(60,511)	(36,830)	(175)	(97,516)

Income from operations	680	(196)	193	677

Other income / (expense)
Interest income	33	-	-	33
Interest expense	(205)	(350)	93	(462)	5
Other income	62	-	-	62
	(110)	(350)	93	(367)

Income / (loss) before income taxes	570	(546)	286	310

Provision for income taxes	(211)	(1)	(59)	(271)	8

Net income / (loss)	359	(547)	227	39

Dividend on preferred stock	(45)	-	-	(45)

Income / (loss) applicable to common stock	314	(547)	227	(6)

Net income/ (loss) per share, basic and diluted	0.01			(0.00)	9

Weighted average number of shares outstanding
Basic	26,690,080		4,710,014	31,400,094	2

Diluted	26,789,047		4,710,014	31,499,061	2

Notes to pro-forma consolidated financial statements:

1.	There were no inter-company transactions and balances between WLG and WCS during the periods covered by the pro forma statements.

2.	The total purchase price (“Purchase Price”) represents the following:

$
Value of the shares of WLG's common stock issued:	4,710,014
Payment of debt owed by WCS	2,700,000
Redemption of warrants issued by WCS	262,500
Estimated professional fees for the Acquisition	75,000
Total cost	7,747,514

Pursuant to the Purchase Agreement dated July 31, 2007, WLG issued 4,710,014 shares of its common stock (“Consideration Shares”) valued at $1.00 per share to the Sellers. The per share value for the Consideration Shares was negotiated between WLG and the Sellers, and gave effect to a number of factors, including the value of WCS, the lack of a meaningful daily trading volume of WLG shares, the lack of an active market for WLG shares and other acquisitions completed by WLG. During the three months preceding the closing date for this Acquisition, there was only minimal trading in WLG’s common stock. During this period, less than ¼ percent of WLG’s shares were traded daily, and the average price for the shares traded was about $1.35. On the three trading days preceding the announcement of the Acquisition and the four trading days immediately following the announcement of the Acquisition, no shares of WLG's stock were traded. Both WLG and the Sellers agreed that, in the absence of an active market for the Company's shares and given the value of WCS, the price of $1.00 per share for the Consideration Shares issued to the Sellers represented a good faith effort to set a purchase price in accordance with SFAS 141.

In addition to the Consideration Shares, WLG may be required to issue up to 1,962,506 shares (“Earn-Out Shares”) of its common stock to the Sellers if certain financial results are achieved by WCS for the 24 months ending July 31, 2009. The Sellers also have the right to receive up to 500,000 shares (the “Conversion Shares”) of WLG Stock in the event that any outstanding shares of WLG Series A convertible preferred stock are converted into WLG Stock. If the Sellers receive the maximum Earn-Out Shares and the full number of Conversion Shares, the Sellers will have received 7,172,520 shares of WLG Stock. As of the date of this report, it is not possible to determine if all, or any, of the Earn-Out Shares will be issued to the Sellers, or whether the Sellers will be entitled to receive any Conversion Shares. As part of the process to compute the Purchase Price in accordance with SFAS No. 141, it was determined that the values of the Earn-Out Shares and/or the Conversion Shares should not be accrued as an element of the Purchase Price. Accordingly, the Purchase Price paid by WLG is $7,747,514, and such amount is stated in accordance with SFAS No. 141.

3.
The acquisition of WCS has been recorded using the purchase method of accounting in accordance with SFAS No. 141. WLG has allocated the Purchase Price to the assets, liabilities, intangible assets and goodwill acquired, based on the fair value of the net assets at the effective date of Acquisition. At July 31, 2007, the fair value of identifiable assets, less the amount of liabilities of WCS, was approximately $1,884,000, which comprised gross assets of approximately $9,307,000, including an intangible asset for customer relationships of $2,835,000 less total liabilities of about $7,423,000. The intangible asset is being amortized over a period of nine years. Goodwill of approximately $5,864,000 was recorded as part of the Acquisition. This amount represented the excess of the Purchase Price over the net assets acquired. The goodwill is not being amortized, but will be tested annually for impairment in accordance with SFAS No. 142.

4.	The intangible asset of $2,835,000 is subject to amortization over a period of nine years. Amortization expense has been included in the pro forma income statements as follows:

$’000
Balance of intangible asset at beginning of period:	2,835
Amortization expense for the year ended December 31, 2006:	(315)
Amortization expense for the six months ended June 30, 2007:	(158)
Balance of intangible asset at June 30, 2007:	2,362

5.
Certain adjustments were made to the revenues and operating expenses of WLG and WCS to give effect to the Acquisition had it been completed as of January 1, 2006, and which would not otherwise have been incurred or recorded by either WLG or WCS. These adjustments include the following.

For the 12 months end December 31, 2006:	$’000’s

Selling and Administrative expenses:

a. Additional salary expense for WCS personnel	(102)
b. Additional audit costs	(7)
c. Elimination of expenses for mezzanine debt	2

Total G/A adjustments for 2006.	(107)

Interest expense:

a. Elimination of interest expense for WCS mezzanine debt	380
b. Interest expense for directors’ loans	(180)

Total adjustments for interest expense for 2006	200

Depreciation and amortization:
a. Elimination of amortization for write-off of debt-related costs	97
b. Amortization of intangible asset - customer list	(315)
Total adjustments to depreciation and amortization:	(218)

For the 6 months ended June 30, 2007:

Revenue:
Freight revenue for business transferred by WCS to a WLG Hong Kong subsidiary	368

Selling expenses:
a. Additional salary expense for WCS personnel	(60)
b. Elimination of professional fees for WCS acquisition	25
c. General overhead expense for business transferred by WCS to a WLG Hong Kong subsidiary	(30)

Total selling expense adjustments six months ended June 30, 2007.	(65)

Interest expense:

a. Elimination of interest expense for WCS mezzanine debt	183
b. Interest expense for directors’ loans	(90)

Total adjustments to interest expense for six months ended June 30, 2007	93

Depreciation and amortization:
a. Elimination of amortization for write-off of debt-related costs	48
b. Amortization of intangible asset - customer list	(158)
Total adjustments to depreciation and amortization:	(110)

6.
In calculating the goodwill in connection with the Acquisition by WLG, goodwill of $5,253,000 on the books of  WCS was excluded and there is no tax impact because of this exclusion.  This had been treated as a non-recurring event in the preparation of the pro-forma statements. As part of the acquisition, goodwill of $5,864,000 will be recorded as stated in note 3.

7.
Deferred debt expense related to the Mezzanine Debt owed by WCS was written off in connection with the Acquisition, and the write-off has been treated as a non-recurring event in the preparation of the pro-forma statements. No tax benefit has been recognized for the charge off of these costs as the effect would be to increase the US book-tax loss carryforward of WLG.

8.
WLG has a book-tax loss carryforward for US tax purposes. The effect of the pro-forma adjustments applicable to WLG’s US based subsidiaries would be to increase WLG's US book-tax loss tax carryforward and, accordingly, no income tax benefit has been taken for any of the adjustments to the extent such adjustments would have been recorded by WLG subsidiaries based in the United States. Certain pro-forma adjustments were made to the income and expenses of a subsidiary based in Hong Kong as stated in note 5, and foreign income tax at the Hong Kong statutory rate of 17.5% was provided on the net income attributable to these adjustments.

9.
Total basic shares and diluted shares were not required to be increased to give effect to the Earn-Out Shares or to the Conversion Shares. The pro-forma results indicate that no Earn-Out Shares would have been earned and no event occurred that would have caused the Conversion Shares to be issued.